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                                                                    EXHIBIT 2.46

                            AMENDMENT TO RIGHTS AGREEMENT


    THIS AMENDMENT, dated as of July 14, 1996, is between Supercuts, Inc., a Delaware corporation (the "Company"), and U.S. Stock Transfer corporation (the "Rights Agent").


                                       Recitals

                                       --------


         A. The Company and the Rights Agent are parties to a Rights Agreement, dated as of April 2, 1996, between the Company and the Rights Agent (the "Rights Agreement").

         B. Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

         Accordingly, the parties agree as follows:

         1. Amendment of Section 1(a). Section 1(a) is amended by the addition of the following:

         "Notwithstanding anything in this Agreement to the contrary, neither Regis Corporation, a Minnesota corporation, ("Buyer") nor any of its respective Affiliates shall be deemed to be an Acquiring Person solely as a result of (i) the approval, execution or delivery of the Merger Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement)."

         2. Amendment of Section 1(kk). Section 1(kk) is amended by the addition of the following:

         "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery of the Merger Agreement, or,
    (ii) the consummation of the Merger pursuant to the Merger Agreement."


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         3.  Amendment of Section 1(qq).  Section 1(qq) of the Rights Agreement
is amended by the addition of the following:

         "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery of the Merger Agreement, or (ii) the consummation of the Merger pursuant to the Merger Agreement."

         4. Amendment of Section 1. Section 1 of the Rights Agreement is amended by the addition of the following Section 1(ss):

         (1)(ss)(i) "Buyer" means Regis Corporation, a corporation organized under the laws of Minnesota.

         (1)(ss)(ii) "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of July 14, 1996, among Buyer and the Company, as amended from time to time.

         (1)(ss)(iii) "Merger" shall have the meaning set forth in the Merger Agreement.

         5. Amendment of Section 3(a). Section 3(a) is amended by the addition of the following:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (A) the approval, execution or delivery of the Merger Agreement, or (B) the consummation of the Merger pursuant to the Merger Agreement."

         6. Effectiveness. This Amendment shall be deemed effective July 14, 1996. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         7. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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         EXECUTED as of the date set forth above.

Attest:                                Supercuts, Inc.


                                       /s/ Lawrence D. Imber
- ------------------------------------    ------------------------------------
Name:                                  Name:  Lawrence D. Imber
Title:                                 Title:  Senior Vice President &
                                               Secretary



Attest:                                U.S. Stock Transfer Corporation


                                       /s/ Carter McIntyre
- ------------------------------------    ------------------------------------
Name:                                  Name:  Carter McIntyre
Title:                                 Title:  Vice President